UNITED STATES

SECURITIES & EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Luby’s, Inc.

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On December 6, 2007, Luby’s, Inc. issued the following press release:

Contact: Rick Black, 713-329-6808 Matthew Sherman / Jeremy Jacobs Joele Frank, Wilkinson Brimmer Katcher 212-355-4449 Dan Burch / Charlie Koons MacKenzie Partners, Inc. 212-929-5500

FOR IMMEDIATE RELEASE

LUBY’S URGES SHAREHOLDERS TO REJECT RAMIUS CAPITAL

HOUSTON, TX, December 6, 2007 – Luby’s, Inc. (NYSE: LUB) today issued the following statement in connection with the Company’s 2008 Annual Meeting of Shareholders, which is scheduled for Tuesday, January 15, 2008. Luby’s urges all shareholders to reject Ramius and vote FOR Luby’s directors on the WHITE proxy card today.

On behalf of Luby’s Board of Directors, Gasper Mir, III, Chairman, stated:

“Ramius Capital is a New York City-based hedge fund and a notorious dissident shareholder activist at publicly traded companies. In fact, Ramius is currently attempting similar activist campaigns at several other public companies in a variety of unrelated non-restaurant industries. Ramius has little to no experience in the restaurant industry and is a short-term investor whose interests are clearly not aligned with those of all Luby’s shareholders.

“Ramius is pushing a financial releveraging scheme of the Company’s balance sheet through the sale and leaseback of the Company’s owned real estate. Our Board of Directors and management team thoroughly evaluated Ramius’ suggestion and determined it would deplete the Company’s assets and result in Luby’s paying more each year to rent the properties than we generate in net income.

“We are confident that by owning, rather than leasing our properties, Luby’s will generate better operating margins and greater cash flow returns. This, in turn, will further strengthen Luby’s for sustainable and profitable growth and enable us to drive greater shareholder value. We believe our strategic growth plan is the best way to create long-term value for all Luby’s shareholders.

“Ramius’ director nominees, if elected to the Board, would enable Ramius to pursue its short-term, self-serving agenda to strip the Company of its assets and undermine Luby’s ability to continue executing its strategic growth plan.

“The fast food restaurant experience that Ramius’ nominees boast of is not relevant to Luby’s casual dining concept which features a wide variety of food made from scratch. Furthermore, Ramius conveniently omits the fact that the experience of its director nominees includes failed strategies and poor execution at a number of restaurant concepts. In sharp contrast, Luby’s directors have extensive experience in the casual dining sector with success at each step of the way.

“Luby’s independent directors have worked diligently to supervise the efforts of management in turning the Company around and developing its strategic growth plan. The interests of Luby’s Board are closely aligned with those of all Luby’s shareholders – in fact, Chris Pappas, CEO, and Harris Pappas, COO, both of whom serve on Luby’s Board, are Luby’s two largest shareholders.

“Luby’s shareholders have benefited immensely under the leadership of our Board and experienced management team. Despite the challenging restaurant industry, Luby’s has returned to profitability, eliminated more than $120 million of debt and is now debt-free, and is outperforming its competitors. Luby’s today has the financial strength to execute on its strategic growth plan of opening 45-50 innovative new cafeteria restaurants over the next five years, investing in its existing restaurants, and expanding the Luby’s brand to health care facilities.

“We firmly believe that the re-election of Luby’s directors is in the best interests of the Company and all Luby’s shareholders, and we urge shareholders to reject Ramius’ nominees and vote the WHITE proxy card today.”

Luby’s shareholders who have any questions or need assistance voting their WHITE proxy card should contact the Company’s investor relations department at (713) 329-6808 or investors@lubys.com, or MacKenzie Partners, Inc. which is assisting the Company in this matter, toll-free at (800) 322-2885.

About Luby’s

Luby’s operates 128 restaurants in Austin, Dallas, Houston, San Antonio, the Rio Grande Valley and other locations throughout Texas and other states. Luby’s provides its customers with quality home-style food, value pricing, and outstanding customer service. For more information about Luby’s, visit the Company’s website at http://www.lubys.com.

Additional Information

In connection with the solicitation of proxies, Luby’s has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on November 29, 2007 (the “Proxy Statement”). The Proxy Statement contains important information about Luby’s and the 2008 Annual Meeting of Shareholders. Luby’s shareholders are urged to read the Proxy Statement carefully.

On November 29, 2007, Luby’s began the process of mailing the Proxy Statement, together with a WHITE proxy card. Shareholders may obtain additional free copies of the Proxy Statement and other documents filed with the SEC by Luby’s through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents also may be obtained free of charge from Luby’s by contacting Investor Relations in writing at Luby’s, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040; or by phone at 713-329-6808; or by email at investors@lubys.com. The Proxy Statement is also available on Luby’s website at www.lubys.com/06aboutusFilings.asp. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. In addition, copies of the Proxy Statement may be requested by contacting the Company’s proxy solicitor, MacKenzie Partners, Inc., by phone toll-free at 1-800-322-2885.

Luby’s and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting of Shareholders. You can find information about Luby’s directors and executive officers in the Proxy Statement.

Forward-Looking Statements

This document contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this document, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including any statements regarding plans for expansion of the Company’s business, scheduled openings of new units, the implementation of the Company’s strategic growth plan and expectations concerning unit sales and investor returns. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Some of the factors that could cause actual future results to differ materially are described under the caption “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, which may be obtained free of charge at the SEC’s website at www.sec.gov or from Luby’s at www.lubys.com.

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